Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 6 TO AMENDED AND RESTATED CREDIT AGREEMENT
This Amendment No. 6 to Amended and Restated Credit Agreement (this “Agreement”) dated as of April 29, 2019 (the “Effective Date”), is among Jagged Peak Energy LLC, a Delaware limited liability company (the “Borrower”), Jagged Peak Energy Inc., a Delaware corporation (the “Guarantor”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”) and the Lenders (as defined below).
RECITALS
A.    Reference is made to that certain Amended and Restated Credit Agreement dated as of February 1, 2017 (as amended by that certain Amendment No. 1, Master Assignment and Agreement to Amended and Restated Credit Agreement dated as of October 26, 2017, Amendment No. 2, Limited Waiver, Master Assignment and Agreement to Amended and Restated Credit Agreement dated as of March 21, 2018, Amendment No. 3 to Amended and Restated Credit Agreement dated as of June 15, 2018, Amendment No. 4, Master Assignment, and Agreement to Amended and Restated Credit Agreement dated as of August 9, 2018, Amendment No. 5 to Amended and Restated Credit Agreement dated as of November 7, 2018, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Administrative Agent, the Issuing Lender and the financial institutions party thereto as lenders from time to time (the “Lenders”). Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
B.    The parties hereto wish to, subject to the terms and conditions of this Agreement, (i) reaffirm the Aggregate Elected Commitments of $540,000,000 and the Borrowing Base of $900,000,000, and (ii) amend the Credit Agreement as set forth herein.
THEREFORE, the parties hereto hereby agree as follows:
Section 1.Defined Terms; Other Definitional Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.
Section 2.    Amendment to Credit Agreement.
(a)    Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions in alphabetical order therein:
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Replacement Rate” has the meaning set forth in Section 2.4(c)(vii).

(b)    The defined term “Eurodollar Base Rate” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Eurodollar Base Rate” means, subject to the implementation of a Replacement Rate in accordance with Section 2.4(c)(vii), the rate per annum (rounded upward to the nearest whole multiple of 100th of 1%) equal to the ICEBA LIBOR as designated by Reuters, for deposits in Dollars at 11:00 a.m. (London, England time) two Business Days before the first day of the applicable Interest Period and for a period equal to such Interest Period; provided that if such rate that appears on such screen or page shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that, if such quotation is not available for any reason, then Eurodollar Base Rate shall then be the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Advances being made, continued or Converted by the Lenders and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London branch (or other branch or Affiliate of the Administrative Agent, or in the event that the Administrative Agent does not have a London branch, the London branch of a Lender chosen by the Administrative Agent) to major banks in the London or other offshore inter-bank market for Dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period). Notwithstanding the foregoing, unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.4(c)(vii), in the event that a Replacement Rate with respect to a Eurodollar Base Rate is implemented, then all references herein to the Eurodollar Base Rate shall be deemed references to such Replacement Rate (including the corresponding rate that would apply to any determination of Adjusted Base Rate).
(c)    Section 1.3 of the Credit Agreement is hereby amended to add the following sentence to the end of clause (c) thereof:
Notwithstanding anything to the contrary in this Agreement or any other Credit Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Credit Document, GAAP will be deemed to treat leases that would have been classified as operating leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2017 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2017, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.
(d)    Article I of the Credit Agreement is hereby amended to add the following as a new Section 1.6:
Section 1.6    Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation, or liability of any Person becomes the asset, right, obligation, or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
(e)    Section 2.4 of the Credit Agreement is hereby amended to delete the “and” at the end of clause (c)(v), replace the period at the end of clause (c)(vi) with “; and”, and add the following as a new clause (c)(vii):
(vii) Notwithstanding anything to the contrary in clauses (iii), (iv), and (v) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) or the Majority Lenders notify the Administrative Agent that the Majority Lenders have made the determination, that (A) the circumstances described in clause (iii), (iv) or (v) have arisen and that such circumstances are unlikely to be temporary, (B) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (C) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent may, to the extent practicable (in consultation with the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (1) an event described in clause (iii), (iv), or (v) occurs with respect to the Replacement Rate or (2) the Administrative Agent (or the Required Lenders through the Administrative Agent) notifies the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Advances bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this clause (vii). Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 10.3), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment. To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause (vii), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).
(f)    Section 4.6 of the Credit Agreement is hereby amended to add the following new sentence to the end thereof:
The information included in any Beneficial Ownership Certification provided to any Lender in connection with this Agreement is true and correct in all respects as of the date delivered.
(g)    Section 5.2 of the Credit Agreement is hereby amended to add the following as a new clause (v):
(v)    Beneficial Ownership. (i) Promptly, following a request by any Lender, all documentation and other information (including, without limitation, a Beneficial Ownership Certification) that such Lender reasonably requests in order to comply with its ongoing obligations under the Beneficial Ownership Regulation, and (ii) prompt written notice of any change in the information provided in any Beneficial Ownership Certification delivered to a Lender that would result in a change to the list of beneficial owners identified in such Beneficial Ownership Certification.
(h)    Section 8.3 of the Credit Agreement is hereby amended to delete the “and” at the end of clause (a)(ii), replace the period at the end of clause (a)(iii) with “; and”, and add the following as a new clause (a)(iv):
(iv)    does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurodollar Base Rate”.

(i)    Section 10.3 of the Credit Agreement is hereby amended to amend and restate clause (a) in its entirety as follows:
(a)    no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders and the Borrower, do any of the following: (i)  reduce the principal of, or interest on, the Notes; provided that the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 2.4(c)(vii) in accordance with the terms of such Section, (ii) postpone or extend any date fixed for any payment of principal of, or interest on, the Notes, including, without limitation, the Maturity Date, or (iii) change the number of Lenders which shall be required for the Lenders to take any action hereunder or under any other Credit Document;
Section 3.    Borrowing Base Reaffirmation. Subject to the terms of this Agreement, the parties hereto hereby agree that, as of the Effective Date, the Borrowing Base shall continue to be $900,000,000, and the Borrowing Base shall remain in effect at such amount until the Borrowing Base is redetermined or adjusted in accordance with the Credit Agreement, as amended hereby. The reaffirmation and redetermination of the Borrowing Base pursuant to this Section 3 shall constitute the scheduled Semi-Annual Redetermination to occur on or about April 1, 2019, as set forth in Section 2.2(b)(i) of the Credit Agreement, as amended hereby. For the avoidance of doubt, the Aggregate Elected Commitments shall remain at $540,000,000.
Section 4.    Representations and Warranties. Each Credit Party represents and warrants that, as of the date hereof: (a) the representations and warranties of such Credit Party contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Effective Date as if made on and as of such date, except that any representation and warranty which by its terms is made as of a specified date is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within such Credit Party’s powers and have been duly authorized by all necessary corporate, limited liability company, or partnership action; (d) this Agreement constitutes the legal, valid, and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity whether applied by a court of law or equity; (e) the execution, delivery and performance of this Agreement by such Credit Party do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority other than those that have been obtained or provided and other than filings delivered hereunder to perfect Liens created under the Security Documents; and (f) the Liens under the Security Documents are valid and subsisting and secure the obligations under the Credit Documents.
Section 5.    Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:
(a)    The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement, duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantor, the Administrative Agent, the Issuing Lender, and the Lenders constituting Required Lenders.
(b)    The Borrower shall have paid to the Administrative Agent all reasonable out-of-pocket costs and expenses that have been invoiced and are payable pursuant to Section 10.1 of the Credit Agreement.

(c)    The Administrative Agent shall have received duly executed Mortgages, or supplements to existing Mortgages, in form and substance reasonably satisfactory to the Administrative Agent, encumbering not less than 90% (by PV10) of the Credit Parties’ Proven Reserves and 90% (by PV10) of the Credit Parties’ PDP Reserves, in each case, as described in the most recently delivered Engineering Report.
(d)    The Administrative Agent shall have received satisfactory title information and be satisfied in its sole discretion with the title to the Oil and Gas Properties included in the Borrowing Base, and that such Oil and Gas Properties constitute (i) not less than 80% (by PV10) of the Credit Parties’ Proven Reserves evaluated in the most recently delivered Engineering Report and (ii) that the Credit Parties have good and marketable title to their Oil and Gas Properties, subject to no other Liens (other than Permitted Liens).
(e)    The Administrative Agent shall have received a legal opinion of Vinson & Elkins, L.L.P. as outside counsel to the Credit Parties, in form and substance reasonably acceptable to the Administrative Agent.
(f)    To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (as defined in the Credit Agreement, as amended hereby), any Lender that has requested, in a written notice to the Borrower at least 7 days prior to the Effective Date, a Beneficial Ownership Certification (as defined in the Credit Agreement, as amended hereby) in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (f) shall be deemed to be satisfied).
(g)    The Credit Parties shall have received any consents, licenses and approvals required in accordance with applicable law, or in accordance with any document, agreement, instrument or arrangement to which such Credit Party is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Credit Documents.
(h)    No action, suit, investigation or other proceeding (including without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement, any other credit agreement, or any transaction contemplated hereby or thereby or (ii) which could reasonably be expected to result in a Material Adverse Change.
(i)    The Administrative Agent shall have received such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent or any Lender may reasonably request.
Section 6.    Acknowledgments and Agreements.
(a)    Each Credit Party acknowledges that on the date hereof all outstanding Secured Obligations are payable in accordance with their terms and each Credit Party waives any set-off, counterclaim, recoupment, defense, or other right, in each case, existing on the date hereof, with respect to such Secured Obligations. Each party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and each Credit Party acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement, as amended herby, and the other Credit Documents are not impaired in any respect by this Agreement.
(b)    The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender, or any Lender with respect to the Credit Documents, or (iv) the rights of the Administrative Agent, the Issuing Lender, or any Lender to collect the full amounts owing to them under the Credit Documents.
(c)    This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.
Section 7.    Reaffirmation of the Guaranty. The Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that the Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all the Guaranteed Obligations (as defined in the Guaranty), and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by the Guarantor under the Guaranty, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Credit Documents.
Section 8.    Reaffirmation of Liens. Each Credit Party (a) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Document to which it is a party, and agrees that each such Security Document will continue in full force and effect to secure the Secured Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and (b) acknowledges, represents, warrants and agrees that the Liens and security interests granted by it pursuant to the Security Documents are valid, enforceable and subsisting and create an Acceptable Security Interest to secure the Secured Obligations.
Section 9.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
Section 11.    Severability. In case one or more of the provisions of this Agreement shall for any reason be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or in the other Credit Documents shall not be affected or impaired thereby.
Section 12.    Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).
Section 13.    Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTES, AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[The remainder of this page has been left blank intentionally.]

EXECUTED to be effective as of the date first above written.

BORROWER:

JAGGED PEAK ENERGY LLC

By:	/s/ CHRISTOPHER HUMBER
Name:	Christopher Humber
Title:	Executive Vice President, General Counsel and Secretary

GUARANTOR:

JAGGED PEAK ENERGY INC.

By:	/s/ CHRISTOPHER HUMBER
Name:	Christopher Humber
Title:	Executive Vice President, General Counsel and Secretary

Signature Page to Amendment No. 6

ADMINSTRATIVE AGENT/ISSUING
LENDER/LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender, and a Lender

By:	/s/ ZACHARY KRAMER
Name:	Zachary Kramer
Title:	Vice President

Signature Page to Amendment No. 6

LENDERS:

FIFTH THIRD BANK, as a Lender

By:	/s/ JONATHAN H. LEE
Name:	Jonathan H. Lee
Title:	Director

Signature Page to Amendment No. 6

ABN AMRO CAPTIAL USA LLC, as a Lender

By:	/s/ DARRELL HOLLEY
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ MICHAELA BRAUN
Name:	Michaela Braun
Title:	Director

Signature Page to Amendment No. 6

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ GEORGE E. MCKEAN
Name:	George E. McKean
Title:	Senior Vice President

Signature Page to Amendment No. 6

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ W. DAVID MCCARVER
Name:	W. David McCarver
Title:	Senior Vice President

Signature Page to Amendment No. 6

CITIBANK, N.A., as a Lender

By:	/s/ CLIFF VAZ
Name:	Cliff Vaz
Title:	Vice President

Signature Page to Amendment No. 6

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ DARREN VANEK
Name:	Darren Vanek
Title:	Authorized Officer

Signature Page to Amendment No. 6

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ JAMIE MINIERI
Name:	Jamie Minieri
Title:	Authorized Signatory

Signature Page to Amendment No. 6

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ DARLENE ARIAS
Name:	Darlene Arias
Title:	Director

By:	/s/ HOUSSEM DALY
Name:	Houssem Daly
Title:	Associate Director

Signature Page to Amendment No. 6

BMO HARRIS BANK N.A., as a Lender

By:	/s/ MELISSA GUZMANN
Name:	Melissa Guzmann
Title:	Director

Signature Page to Amendment No. 6

ROYAL BANK OF CANADA, as a Lender

By:	/s/ KRISTAN SPIVEY
Name:	Kristen Spivey
Title:	Authorized Signatory

Signature Page to Amendment No. 6

COMERICA BANK, as a Lender

By:	/s/ V. MARK FUQUA
Name:	V. Mark Fuqua
Title:	Executive Vice President

Signature Page to Amendment No. 6

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ TODD S. ANDERSON
Name:	Todd S. Anderson
Title:	Vice President

Signature Page to Amendment No. 6

BOKF, NA, as a Lender

By:	/s/ SONJA BORODKO
Name:	Sonja Borodko
Title:	Senior Vice President

Signature Page to Amendment No. 6